UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

SKY PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-99455	32-0027992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5605 FM 423 SUITE 500 FRISCO, TEXAS 75036

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (469) 333-7104

                                         N/A

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement

On May 26, 2021, Sky Petroleum, Inc. (the “Company”) and Himmelhoch Petroleum & Gas limited PTY, a South Africa corporation (“HPG”, together with the Company, the “Parties”), entered into a joint venture agreement dated May 26, 2021 (the “Agreement”), to establish a joint venture (the “Joint Venture”). The purpose of the Joint Venture is to obtain one or more licenses, contracts in a designated area of interests, including South Africa (“Area of Interest”), and in Phase 1, would be to maximise the potential of supply of various Hydrocarbon related products, Aviation fuel, Biofuels, Liquified Petroleum Gas, Paraffin, as outlined in HPG’s Wholesale License Certificate No. W/2017/10298. Other possible business interests of the Joint Venture (the “Business Interests”) may include engagements, procurements, grants, conveyances or other transactions related to the exploration, development, procurement, processing and commercialization of Oil and Gas and to conduct such technical, business, financial or other due diligence in connection with the Business Interests; raise capital and fund operations reasonably required in connection with the Business Interest; acquire and hold the rights and opportunities associated with the Business Interest in common.  To the extent set forth in the Agreement, each of the Parties shall own an undivided fractional part in the Business Interests.

Each Party shall use its reasonable efforts to promote and develop the Business Interest in the Area of Interest for the benefit of the Joint Venture.  Net profits, as determined in accordance with U.S. Generally Accepted Accounting Principles, will be distributed fifty percent (50%) to the Company and fifty percent (50%) to HPG.  Each of the Parties agreed to certain restrictions within the Area of Interest during the term of the Joint Venture, which will terminate on (i) the receipt and distribution of final net profits related to the Business Interests, (ii) mutual agreement of the Parties or (iii) termination for cause, after a 30 day cure period.

There can be no certainty that the Joint Venture will successful acquire, fund or earn profits on any Business Interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

May 26, 2021	By: /s/ Karim Jobanputra
Karim Jobanputra
Chief Executive Officer